Press Release
CONTACT:
Barbara M. Conley
Senior Vice President and General Counsel
First Business Financial Services, Inc.
608-232-5902
bconley@firstbusiness.com

First Business Financial Services Inc. Names Edward G. Sloane, Jr. to Serve as CFO
MADISON, WI – January 14, 2016 (GLOBE NEWSWIRE) - First Business Financial Services, Inc. (Nasdaq:FBIZ), today announced the appointment of Edward G. Sloane, Jr. as Chief Financial Officer, effective January 19, 2016.
Sloane brings to First Business more than 30 years of financial services experience, most recently serving as Executive Vice President, Chief Financial Officer and Treasurer with Peoples Bancorp, Inc., a $3.2 billion holding company in Marietta, Ohio.
"Ed's experience and expertise are an excellent fit for First Business. He brings a wealth of experience in acquisitions, strategy development, and investor relations, as well as a deep accounting background,” said Corey Chambas, President and Chief Executive Officer. “We are very excited to have him join our team.”
In Sloane’s most recent role at Peoples Bancorp, Inc., he completed several bank and non-bank acquisitions. Prior to that, he spent 19 years with WesBanco, Inc., a financial services company in Wheeling, West Virginia, where he held the positions of Senior Vice President – Strategic Planning & Analysis, Senior Vice President – Controller, and other roles.
Sloane received a BSBA in Accounting from Marshall University in Huntington, West Virginia. He is a Certified Public Accountant.
Sloane will replace First Business Chief Financial Officer James Ropella, who will continue in the roles of Senior Vice President and Treasurer to facilitate the transition of the Chief Financial Officer position to Mr. Sloane.
About First Business Financial Services, Inc.
First Business Financial Services (NASDAQ:FBIZ) is a Wisconsin-based bank holding company, focused on the unique needs of businesses, business executives and high net worth individuals. First Business offers commercial banking, specialty finance and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.

The First Business Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=25434

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